EXHIBIT 22

                          SCHEDULE OF AFFILIATES

AS OF JUNE 29, 1996
                                                                 PERCENTAGE OF
AFFILIATE                           INCORPORATION                OWNERSHIP
- -------------------------------     ------------------------     ------------

DONNELLY MIRRORS LIMITED            ORGANIZED UNDER THE            100%
                                    LAWS OF THE REPUBLIC
                                    OF IRELAND

DONNELLY VISION SYSTEMS             ORGANIZED UNDER THE            100%
EUROPE, LTD.                        LAWS OF THE REPUBLIC
                                    OF IRELAND

DONNELLY DE MEXICO, S.A. DE C.V.    ORGANIZED UNDER THE            100%
                                    LAWS OF MEXICO

DONNELLY EUROGLAS SYSTEMS,          ORGANIZED UNDER THE            100%
E.U.R.L.                            LAWS OF FRANCE

DONNELLY HOLDING GmbH               ORGANIZED UNDER THE            100%
                                    LAWS OF GERMANY

DONNELLY INTERNATIONAL, INC.        MICHIGAN                       100%

DONNELLY TECHNOLOGY, INC.           MICHIGAN                       100%

DONNELLY INVESTMENTS, INC.          MICHIGAN                       100%

DONNELLY EUROTRIM, LTD.             ORGANIZED UNDER THE            100%
                                    LAWS OF THE REPUBLIC
                                    OF IRELAND

DONNELLY HOHE GmbH & CO. KG         ORGANIZED UNDER THE           66.7%
                                    LAWS OF GERMANY

DONNELLY HOHE VERWALTUNGS GmbH      ORGANIZED UNDER THE             48%
                                    LAWS OF GERMANY

DONNELLY HAPPICH                    MICHIGAN                        60%
TECHNOLOGIES, INC.

DONNELLY FU HUA WINDOW              ORGANIZED UNDER THE             50%
SYSTEMS COMPANY, LTD.               LAWS OF CHINA

APPLIED FILMS CORPORATION           COLORADO                        50%

VISION GROUP, PLC                   ORGANIZED UNDER THE           30.4%
                                    LAWS OF SCOTLAND

DONNELLY HOHE ESPANA, S.A.          ORGANIZED UNDER THE           25.6%
                                    LAWS OF SPAIN